                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  Form 8-K/A

                                Amendment No. 1


                Current Report Pursuant to Section 13 or 15(d)
                    of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     December 22, 1999
                                                 ----------------------------



                            WILMAR INDUSTRIES, INC.
                 ---------------------------------------------
            (Exact name of registrant as specified in its charter)

      New Jersey                    0-27424                22-2232386
    --------------------------------------------------------------------
    (State or Other            (Commission            (IRS Employer
    Jurisdiction of            File Number)           Identification No.)
    Incorporation)


                303 Harper Drive, Moorestown, New Jersey       08057
       ----------------------------------------------------------------
       (Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code:   (856)533-3104
                                                     ---------------



--------------------------------------------------------------------------------
          (Former Name or Form Address, if Changed Since Last Report)

Item 5.  Other Events.  The Company's Form 8-K dated December 29, 1999 is
         ------------
amended to add the ninth paragraph set forth below. In accordance with SEC rule, the entire Item 5 is set out in full.

     On December 22, 1999, Wilmar Industries, Inc., a New Jersey corporation ("Wilmar" or the "Company") entered into an Agreement and Plan of Merger and Recapitalization (the "Merger Agreement") with WM Acquisition, Inc., a New Jersey corporation and a subsidiary of an investor group led by Parthenon Capital and Chase Capital Partners.

     Pursuant to and subject to the terms and conditions of the Merger Agreement, in the merger contemplated by the Merger Agreement (the "Merger"), WM Acquisition will be merged with and into the Company, and the Company shall remain as the surviving corporation. Each outstanding share of common stock of the Company (the "Common Stock") (other than a number of shares held by William
S. Green, as described below) will be converted into the right to receive $18.25 in cash, without interest.

     The investor group includes Parthenon Capital, Chase Capital Partners, and General Motors Pension Fund. In addition, the Company's Chairman, William S. Green and other members of management will contribute approximately $4.0 million of the $134.0 million of committed equity capital required to finance the transaction. As part of this $4.0 million contribution, Mr. Green will exchange $3.0 million of his common shares for a new series of preferred stock which will be converted as part of the merger into shares of senior preferred stock and common stock of the acquiring company. Mr. Green, who owns approximately 15% of the outstanding common stock of the Company, has agreed to vote his shares in favor of the Merger.

     Completion of the Merger is subject to customary conditions including Wilmar shareholder approval, receipt of regulatory approvals and receipt of debt financing pursuant to commitment letters.

     It is anticipated that the common stock of the Company will be delisted from the NASDAQ National Market System as a result of the Merger.

     Following the public announcement of the Merger, a purported shareholders class action complaint was filed against the Company, the Company's directors and Parthenon Capital in the Superior Court of New Jersey, Chancery Division. The complaint alleges, among other things, that the Company's directors have breached their fiduciary duties and seeks to enjoin the Merger and also seeks damages. The Company denies all allegations of wrongdoing and the Company intends to defend itself vigorously against such claims.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference.

     A copy of the press release announcing the signing of the Merger Agreement, issued by the Company on December 22, 1999, is attached hereto as Exhibit 99.1 and is incorporated by reference.

     On March 27, 2000, Wilmar and WM Acquisition, Inc. entered into an amendment to the Merger Agreement (the "Amendment") to clarify the shareholder vote required to approve the Merger. A copy of the Amendment is attached hereto as Exhibit 2.2 and is incorporated by reference.

     The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Press Release, which are attached hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.  The Company's Form 8-K filed
         ---------------------------------
December 29, 1999 is amended to add the exhibit set forth below:

(c)  Exhibits.

     (2.2) Amendment to Agreement and Plan of Merger and Recapitalization between WM Acquisition, Inc. and Wilmar Industries, Inc., dated March 27, 2000.

                                 SIGNATURE
                                 ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WILMAR INDUSTRIES, INC.



Date: April 11, 2000          By: /s/ William E. Sanford
                                 ----------------------------------------
                                 William E. Sanford
                                 Senior Vice President and
                                 Chief Financial Officer

                                       2